Exhibit 99.1

Newgioco Group Obtains Certification on Odissea Betting Software Platform

New York, July 5, 2017. Newgioco Group, Inc. (OTCQB:NWGI) a betting software technology company providing regulated leisure lottery and gaming products and services through licensed subsidiaries based in Europe, announced today that it has obtained certification on its betting software platform required by the Italian gaming authority, the Agency of Customs and Monopolies ("ADM"). By achieving this internationally recognized and uncompromising ADM Certification, the company has demonstrated its commitment to the highest level of security standards and continuous improvement in betting software development, implementation and oversight.

This accomplishment comes on the anniversary of our transformational acquisitions of Odissea Betriebsinformatik Beratung GmbH and Ulisse GmbH, and the company has now completed its pivot to become a fully integrated and licensed betting technology company servicing the government regulated leisure lottery and gaming industry. The certification of our Odissea "ELYS" platform was conducted by Quinel M. Ltd., a leading independent and internationally accredited testing laboratory, specialising in the certification of gaming software and systems. The Italian certification requirements are considered as some of the most rigorous standards in the gaming industry around the world. On the back of this sophisticated ADM certification, Newgioco now intends to commence procedures to become licensed in those States that permit regulated online and leisure gaming in the USA and is also in the process of seeking permits required to operate in Canada, South America and other regulated international jurisdictions.

In addition, the company has also received its 2017 re-certification under ISO 9001:2008 Quality Management Certification for its gaming operations in Italy. The ISO 9001:2008 QM certification guarantees Newgioco's customers and government agencies a betting platform technology and client gaming account management system that is compliant with international standards, enabling exceptional cost-effective transaction processing.

Company Chairman and CEO, Michele Ciavarella stated "we are absolutely thrilled about reaching this essential milestone that caps a three-year development phase. Confirming our compliance with this internationally-recognized standard, we are sending a clear sign to our customers, partners, employees and investors that Newgioco Group is serious about being recognized as a premier international leisure gaming technology company." Mr. Ciavarella also commented that "these robust and transparent business applications form a part of our long-term vision for security best practices in our highly regulated industry, and that our stakeholders can be confident of our ability to manage an extraordinary volume of transactions in a secure and safe manner. The certification procedures were fully self-funded through operating cash flows and we will continue to invest in core operations demonstrating our commitment to building shareholder value."


About Newgioco Group, Inc.

Newgioco Group, Inc., together with its wholly owned subsidiaries, is a fully licensed and integrated gaming software technology company. The company conducts its business primarily through retail neighborhood betting shops and internet-based gambling and sports betting software platform under the registered brand Newgioco through our licensed website www.newgioco.it situated in Italy.




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The company offers its clients a full suite of leisure gaming products and services, such as sports betting, virtual sports, online casino, poker, bingo, lottery, interactive games and slots, as well as an innovative betting platform (www.odissea.at) providing both B2B and B2C bet processing. Additional information is available on our corporate website at www.newgiocogroup.com.

This Press Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "forecast," "plans," "intends," "potential" and similar expressions. These statements reflect the company's current beliefs and are based upon currently available information. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements.

Website contact form:
http://www.newgiocogroup.com/index.php/contact-us/

Investor Relations Contact

Michele Ciavarella
investor@newgiocogroup.com